EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of ASI Technology Corporation (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.   The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the aforementioned Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: May 12, 2009	/s/ JERRY E. POLIS Jerry E. Polis, President of ASI Technology Corporation /s/ ERIC M. POLIS Eric M. Polis, Treasurer of ASI Technology Corporation

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ASI Technology Corporation and will be retained by ASI Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.